UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano

Camarillo, California 93012

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.              Results of Operations and Financial Condition.

On May 5, 2011, Vitesse Semiconductor Corporation (the “Company”) issued a press release and held an earnings call reporting its financial results for the quarter ended March 31, 2011.  A copy of the press release issued by the Company and a transcript of the earnings call held by the Company are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 5, 2011, Richard C. Yonker, the Company’s Chief Financial Officer, announced his intention to retire.  Mr. Yonker will remain as Chief Financial Officer until his successor is appointed and an orderly transition is completed.

Item 7.01               Regulation FD Disclosure.

On May 5, 2011, the Company issued a press release announcing the retirement of Mr. Yonker.  A copy of the Company’s press release is attached hereto as Exhibit 99.3 and is furnished herewith.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Vitesse Semiconductor Corporation, dated May 5, 2011.

99.2	Transcript of Vitesse Semiconductor Corporation Second Quarter 2011 Earnings Call held on May 5, 2011.

99.3	Press Release issued by Vitesse Semiconductor Corporation, dated May 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2011

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/Christopher R. Gardner
Christopher R. Gardner
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Vitesse Semiconductor Corporation, dated May 5, 2011.

99.2	Transcript of Vitesse Semiconductor Corporation Second Quarter 2011 Earnings Call held on May 5, 2011.

99.3	Press Release issued by Vitesse Semiconductor Corporation, dated May 5, 2011.